                                                                    EXHIBIT 99.2

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                              Financial Statements

                           December 31, 2003 and 2002

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners

Northland Cable Properties Eight Limited Partnership:

We have audited the accompanying balance sheets of Northland Cable Properties Eight Limited Partnership (a Washington limited partnership) as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital (deficit), and cash flows for each of the years in the three year period ended December 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Eight Limited Partnership as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As described in note 3(d) to the financial statements, the Partnership changed its method of accounting for goodwill and intangible assets beginning January 1,2002.

                                 /s/  KPMG LLP

Seattle, Washington
February 6, 2004

               NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                                 Balance Sheets
                           December 31, 2003 and 2002

                                                                      2003             2002
                                                                  ------------     -----------
                             ASSETS
Cash                                                              $    493,469         374,112
Accounts receivable, net                                                83,889         161,056
Due from affiliates                                                         --          27,587
Prepaid expenses                                                        36,799          29,332
System sale receivable                                                 194,871              --

Investment in cable television properties:
  Property and equipment                                            11,072,394      13,879,446
     Less accumulated depreciation                                  (7,813,462)     (8,837,511)
                                                                  ------------     -----------
                                                                     3,258,932       5,041,935
  Franchise agreements (net of accumulated amortization of
     $2,047,659 and $2,714,553 in 2003 and 2002, respectively)       3,321,069       3,895,073
  Goodwill (net of accumulated amortization of $49,832 in 2002)             --         108,577
                                                                  ------------     -----------
            Total investment in cable television properties          6,580,001       9,045,585

Loan fees (net of accumulated amortization of $64,641
  and $58,142 in 2003 and 2002, respectively)                           21,589           3,800
                                                                  ------------     -----------
            Total assets                                          $  7,410,618       9,641,472
                                                                  ============     ===========
            LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Liabilities:
  Accounts payable and accrued expenses                           $    381,152         439,157
  Due to General Partner and affiliates                                 78,703          34,990
  Deposits                                                               5,000           5,312
  Subscriber prepayments                                               166,381         212,587
  Term loan                                                          4,457,696       8,213,663
                                                                  ------------     -----------
            Total liabilities                                        5,088,932       8,905,709
                                                                  ------------     -----------
Commitments and contingencies

Partners' capital (deficit):
  General Partner:
     Contributed capital                                                 1,000           1,000
     Accumulated deficit                                               (58,002)        (73,861)
                                                                  ------------     -----------
                                                                       (57,002)        (72,861)
                                                                  ------------     -----------
  Limited partners:
     Contributed capital, net (19,087 units)                         8,120,820       8,120,820
     Accumulated deficit                                            (5,742,132)     (7,312,196)
                                                                  ------------     -----------
                                                                     2,378,688         808,624
                                                                  ------------     -----------
            Total liabilities and partners' capital (deficit)     $  7,410,618       9,641,472
                                                                  ============     ===========

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                            Statements of Operations
                  Years ended December 31, 2003, 2002, and 2001

                                                                         2003            2002            2001
                                                                     ------------    ------------    ------------
Revenue                                                              $  4,047,745       4,136,359       4,106,402
                                                                     ------------       ---------       ---------
Expenses:
  Operating (including $77,142, $83,940, and $74,809, net, paid to affiliates in 2003, 2002, and 2001, respectively), excluding depreciation and amortization
    expense recorded below                                                366,281         372,019         385,016
  General and administrative (including
    $452,476, $508,666, and $528,005, net, paid
    to affiliates in 2003, 2002, and 2001,
    respectively)                                                       1,031,831       1,051,188         999,200
  Programming (including $36,988, $31,710,
    and $17,334, net, paid to affiliates in
    2003, 2002, and 2001, respectively)                                 1,148,414       1,163,163       1,071,518

  Depreciation and amortization expense                                 1,074,569       1,045,653       1,320,792
  Loss on disposal of assets                                               10,000          11,442          39,944
                                                                     ------------    ------------    ------------
                                                                        3,631,095       3,643,465       3,816,470
                                                                     ------------    ------------    ------------
            Operating income                                              416,650         492,894         289,932

Other income (expense):
  Interest expense and amortization of loan fees                         (179,445)       (250,859)       (528,283)
  Interest income and other, net                                           (2,227)        (13,948)        (28,553)
                                                                     ------------    ------------    ------------
            Income (loss) from continuing                            $    234,978         228,087        (266,904)
            operations
Discontinued operations (note 11)
  Income (loss) from operations of La Conner
  system, net (including gain on sale of system
  of $1,368,887 in 2003)                                                1,350,945         (45,985)        (53,065)
                                                                     ------------    ------------    ------------
            Net income (loss)                                        $  1,585,923         182,102        (319,969)
                                                                     ============    ============    ============
Allocation of net income (loss):
  General Partner                                                    $     15,859           1,821          (3,200)
  Limited partners                                                      1,570,064         180,281        (316,769)
Net income (loss) per limited partnership unit                                 83              10             (17)
Net income (loss) from continuing operations
    per limited partnership unit                                               12              12             (14)
Net income (loss) from discontinued operations
    per limited partnership unit                                               71              (2)             (3)

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP Statements of Changes in Partners' Capital (Deficit)
                  Years ended December 31, 2003, 2002, and 2001

                              GENERAL      LIMITED
                              PARTNER      PARTNERS      TOTAL
                             ---------    ---------    ---------
Balance, December 31, 2000   $ (71,482)     945,112      873,630
   Net loss                     (3,200)    (316,769)    (319,969)
                             ---------    ---------    ---------
Balance, December 31, 2001     (74,682)     628,343      553,661
   Net income                    1,821      180,281      182,102
                             ---------    ---------    ---------
Balance, December 31, 2002     (72,861)     808,624      735,763
   Net income                   15,859    1,570,064    1,585,923
                             ---------    ---------    ---------
Balance, December 31, 2003   $ (57,002)   2,378,688    2,321,686
                             =========    =========    =========

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                            Statements of Cash Flows
                  Years ended December 31, 2003, 2002, and 2002

                                                                          2003          2002          2001
                                                                       ----------    ----------    ----------
Cash flows from operating activities:
  Net income (loss)                                                    $1,585,923       182,102      (319,969)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization expense                             1,105,514     1,219,550     1,539,868
      Amortization of loan fees                                             7,247        12,973        12,061
      (Gain) loss on disposal of assets                                (1,358,887)       11,442        39,944
      Unrealized (gain) loss on interest rate
         swap agreements                                                       --       (49,964)       49,964
      Changes in certain assets and liabilities:
         Accounts receivable                                              122,355        (9,539)          444
         Due from affiliates                                               27,563       (19,739)          994
         Prepaid expenses                                                 (11,001)       26,775        15,182
         Accounts payable and accrued expenses                            (98,907)      (53,651)       97,890
         Due to General Partner and affiliates                             11,517        (4,178)       11,592
         Deposits                                                           1,051           590           400
         Subscriber prepayments                                           (27,242)       (2,916)       10,682
                                                                       ----------    ----------    ----------
           Net cash provided by operating activities                    1,365,133     1,313,445     1,459,052
                                                                       ----------    ----------    ----------
Cash flows from investing activities:
  Purchase of property and equipment                                     (529,543)     (591,228)     (932,821)
  Proceeds from sale of system                                          3,064,021            --            --
  Proceeds from sale of property and other                                     --            --         8,000
                                                                       ----------    ----------    ----------
           Net cash provided by (used in) investing activities          2,534,478      (591,228)     (924,821)
                                                                       ----------    ----------    ----------
Cash flows from financing activities:
  Principal payments on term loan                                      (3,755,967)     (615,294)     (864,071)
  Loan fees                                                               (24,287)       (5,687)           --
                                                                       ----------    ----------    ----------
           Net cash used in financing activities                       (3,780,254)     (620,981)     (864,071)
                                                                       ----------    ----------    ----------
           Increase (decrease) in cash                                    119,357       101,236      (329,840)
Cash, beginning of year                                                   374,112       272,876       602,716
                                                                       ----------    ----------    ----------
Cash, end of year                                                      $  493,469       374,112       272,876
                                                                       ==========    ==========    ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                               $  209,359       466,679       697,653

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(1)      ORGANIZATION AND PARTNERS' INTERESTS

         (a)      FORMATION AND BUSINESS

                  Northland Cable Properties Eight Limited Partnership (the Partnership), a Washington limited partnership, was formed on September 21, 1988, and began operations on March 8, 1989. The Partnership was formed to acquire, develop and operate cable television systems. Currently, the Partnership owns systems serving the cities of Aliceville, Alabama and certain surrounding areas, and Swainsboro, Georgia and certain surrounding areas. The Partnership has 15 nonexclusive franchises to operate these cable systems for periods, which will expire at various dates through 2019.

                  On March 11, 2003, the Partnership sold the operating assets and franchise rights of its cable system in and around La Conner, Washington. The accompanying financial statements present the results of operations and the sale of the La Conner system as discontinued operations.

                  Northland Communications Corporation (the General Partner or Northland) is the General Partner of the Partnership. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, Northland manages cable television systems for other limited partnerships for which it is general partner.

                  The Partnership is subject to certain risks as a cable television operator. These include competition from alternative technologies (i.e., satellite), requirements to renew its franchise agreements, availability of capital and compliance with term loan covenants.

         (b)      CONTRIBUTED CAPITAL, COMMISSIONS, AND OFFERING COSTS

                  The capitalization of the Partnership is set forth in the accompanying statements of changes in partners' capital (deficit). No limited partner is obligated to make any additional contribution.

                  Northland contributed $1,000 to acquire its 1% interest in the Partnership.

                  Pursuant to the Partnership Agreement, brokerage fees of $1,004,693 paid to an affiliate of the General Partner and other offering costs of $156,451 paid to the General Partner were recorded as a reduction of limited partners' capital upon formation of the Partnership.

(2)      BASIS OF PRESENTATION

         Certain prior period amounts have been reclassified to conform to the current period presentation. This includes reclassification of unrealized gains and losses on interest rate swap agreements, which were previously classified in a separate financial statement caption within other income (expense), to the interest expense and amortization of loan fees financial statement caption.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(3)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      ACQUISITION OF CABLE TELEVISION SYSTEMS

                  Cable television system acquisitions are accounted for as purchase transactions and their cost is allocated to the estimated fair market value of net tangible assets acquired and identifiable intangible assets, including franchise agreements. Any excess is allocated to goodwill.

         (b)      ACCOUNTS RECEIVABLE

                  Accounts receivable consist primarily of amounts due from customers for cable television or advertising services provided by the Partnership, and are stated at net realizable value. Receivables are written-off when the Partnership deems specific customer invoices to be uncollectible.

         (c)      PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost. Costs of additions and substantial improvements, which include materials, labor and other indirect costs associated with the construction of cable transmission and distribution facilities, are capitalized. Indirect costs include employee salaries and benefits, travel, and other costs. These costs are estimated based on historical information and analysis. The Partnership periodically performs evaluations of these estimates as warranted by events or changes in circumstances.

                  In accordance with Statement of Financial Accounting Standards
                  (SFAS) No. 51, Financial Reporting by Cable Television Companies, the Partnership also capitalizes costs associated with initial customer installations. The costs of disconnecting service or reconnecting service to previously installed locations are charged to operating expense in the period incurred. Costs for repairs and maintenance are also charged to operating expense, while equipment replacements, including the replacement of drops, are capitalized.

                  At the time of retirements, sales, or other dispositions of property, the original cost, and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in the statements of operations.

                  Depreciation of property and equipment is calculated using the straight-line method over the following estimated service lives:

Buildings                                      20 years
Distribution plant                             10 years
Other equipment and leasehold improvements     5-20 years

                  The Partnership recorded depreciation expense within continuing operations of $1,074,569, $1,045,653 and $981,851 in 2003, 2002 and 2001, respectively, and depreciation expense within discontinued operations of $30,945, $173,897 and $160,991 in 2003,2002 and 2001, respectively.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

                  The Partnership periodically evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives. The Partnership also reviews the carrying value of its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. As of December 31, 2003, there has been no indication of such impairment.

         (d)      INTANGIBLE ASSETS

                  Effective January 1, 2002, the Partnership adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 required that the Partnership cease amortization of goodwill and any other intangible assets determined to have indefinite lives, and established a new method of testing these assets for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value or if the fair value of intangible assets with indefinite lives falls below their carrying value on an annual basis. The Partnership determined that its franchise agreements met the definition of indefinite lived assets due to the history of obtaining franchise renewals, among other considerations. Accordingly, amortization of these assets also ceased on December 31, 2001. The Partnership tested these intangibles for impairment during the fourth quarter of 2003 and determined that the fair value of the assets exceeded their carrying value. The Partnership will continue to test these assets for impairment annually, or more frequently as warranted by events or changes in circumstances.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

                  As required by SFAS No. 142, the statement has not been retroactively applied to the results for the periods prior to adoption. A reconciliation of net loss from continuing operations for the year ended December 31, 2001, as if amortization of goodwill and franchise agreements had not been recorded is presented below:

                                          CONTINUING    DISCONTINUED
                                          OPERATIONS     OPERATIONS      TOTAL
                                         -----------    ------------   ----------
Net income (loss):
   Reported net loss                     $  (266,904)       (53,065)    (319,969)

Add back:
   Amortization of goodwill and
     franchise agreements                    329,523         58,086      387,609
                                         -----------    -----------    ---------
            Adjusted net income          $    62,619          5,021       67,640
                                         ===========    ===========    =========

Net income (loss) per limited
   partnership unit:
     Reported net loss
      per limited partnership unit       $       (14)            (3)         (17)
Add back:
   Amortization of goodwill and
     franchise agreements                         17              3           20
                                         -----------    -----------    ---------
            Adjusted net income (loss)
              per limited partnership
              unit                       $         3             --            3
                                         ===========    ===========    =========

         (e)      LOAN FEES

                  Loan fees are being amortized using the straight-line method over periods of one to five years (current weighted average remaining useful life of 3.89 years). The Partnership recorded amortization expense attributable to continuing operations of $7,247, $8,502 and $8,238 in 2003, 2002 and 2001,
                  respectively. Amortization expense attributable to discontinued operations was $0, $4,471 and $3,823 in 2003, 2002 and 2001, respectively. Future amortization of loan fees is expected to be as follows:

2004     $ 5,550
2005       5,499
2006       5,499
2007       5,041
         -------
         $21,589
         =======

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

         (f)      SELF INSURANCE

                  The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and would defray a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership's losses exceed the fund's balance, the Partnership would absorb any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Partnership, its financial condition, prospects and debt service ability.

                  Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. During 2001, the Partnership was charged $1,749 by the fund. Management suspended contributions during 2001 and throughout 2002 based on its assessment that the current balance would be sufficient to meet potential claims. In 2003, the Partnership was required to make contributions and was charged $1,024 by the fund. As of December 31, 2003, the fund (related to all Northland entities) had a balance of $560,350.

         (g)      REVENUE RECOGNITION

                  Cable television service revenue, including service and maintenance, is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned in continuing operations were $140,838, $132,283 and $94,302 in 2003, 2002 and 2001, respectively. Local spot advertising revenues earned in discontinued operations were $19,649, $98,147 and $91,842 in 2003, 2002 and 2001, respectively.

         (h)      DERIVATIVES

                  The Partnership had only limited involvement with derivative instruments and did not use them for trading purposes. They were used to manage well-defined interest rate risks. The Partnership periodically enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which the Partnership pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount.

                  The Partnership can be exposed to credit related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations, as the Partnership currently deals only with its bank. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual interest rate versus the notional interest rate of the contract.

                  Effective January 1, 2001, the Partnership adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The adoption of SFAS No. 133 had no material effect on the Partnership's financial statements. Accordingly, the Partnership records all derivative

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

                  instruments on the balance sheet at fair value. Depending on the nature of the hedge, the changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets or liabilities through earnings or are recognized in other comprehensive income until the hedged item is recognized in earnings.

                  The Partnership elected not to designate its interest rate swap agreements as hedges under SFAS No. 133. Agreements in place as of December 31, 2001 expired during 2002, and the Partnership elected not to enter into any new agreements.

                  Included in interest expense and amortization of loan fees are an unrealized gain of $49,964 and an unrealized loss of $49,964 in 2002 and 2001 respectively, related to interest rate swap agreements.

         (i)      ADVERTISING COSTS

                  The Partnership expenses advertising costs as they are incurred. Advertising costs attributable to continuing operations were $69,428, $62,452 and $54,505 in 2003, 2002 and
                  2001, respectively. Advertising costs attributable to discontinued operations were $11,511, $65,632 and $66,290 in 2003, 2002 and 2001, respectively.

         (j)      SEGMENT INFORMATION

                  The Partnership follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Partnership manages its business and makes operating decisions at the operating segment level. Following the operating segment aggregation criteria in SFAS No. 131, the Partnership reports business activities under a single reporting segment, telecommunications services. Additionally, all of its activities take place in the United States of America.

         (k)      CONCENTRATION OF CREDIT RISK

                  The Partnership is subject to concentrations of credit risk from cash investments on deposit at various financial institutions that at times exceed insured limits by the Federal Deposit Insurance Corporation. This exposes the Partnership to potential risk of loss in the event the institution becomes insolvent.

         (l)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Financial instruments consist of cash, interest rate swap agreements and term loans. The fair value of cash approximates its carrying value. The fair value of interest rate swap agreements is the estimated amount that a bank would receive or pay to terminate the swap agreement at the reporting date and is equal to their carrying value. The fair value of the term loans approximates their carrying value because of their variable interest rate nature (note 8).

         (m)      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

                  In December 2003, the FASB revised FASB interpretation No. 46 (FIN 46R), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R requires that calendar year public companies apply the unmodified or revised provisions of FIN 46 to entities previously considered special purpose entities

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

                  in the reporting period ended December 31, 2003. The interpretation is applicable to all other entities not previously considered special purpose entities in the quarter ending March 31, 2004. The adoption of FIN 46R did not have an impact on the Partnership's December 31, 2003 financial statements. Further, management does not anticipate that the adoption in 2004 as it relates to non-special purpose entities will have an impact on the Partnership's financial statements.

                  In June 2001, SFAS No. 143, Accounting for Asset Retirement Obligations, was issued. SFAS No. 143 requires the Partnership to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Partnership also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Partnership was required to adopt SFAS No. 143 on January 1, 2003. Under the scope of this pronouncement, the Partnership has asset retirement obligations associated with the removal of equipment from poles and headend sites that are leased from third parties. The adoption of SFAS No. 143 did not have a material effect on the Partnership's financial statements.

                  In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13, Accounting for Leases, to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, were applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 had no effect on the Partnership's financial statements.

                  In November 2002, FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a Rescission of FASB Interpretation No. 34, was issued. This interpretation enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 31, 2002. Application of this Interpretation had no effect on the Partnership's financial statements.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(4)      INCOME ALLOCATION

         As defined in the limited partnership agreement, the General Partner is allocated 1% and the limited partners are allocated 99% of partnership net income, net losses, deductions and credits from operations until such time as the limited partners receive aggregate cash distributions equal to their aggregate capital contributions, plus the limited partners' preferred return. Thereafter, the General Partner will be allocated 20% and the limited partners will be allocated 80% of partnership net income, net losses, deductions, and credits from operations. Cash distributions from operations will be allocated in accordance with the net income and net loss percentages then in effect. Prior to the General Partner receiving cash distributions from operations for any year, the limited partners must receive cash distributions in an amount equal to the lesser of (i) 50% of the limited partners' allocable share of net income for such year or (ii) the federal income tax payable on the limited partners' allocable share of net income on the then highest marginal federal income tax rate applicable to such net income.

         The limited partners' total initial contributions to capital were $9,568,500 ($500 per limited partnership unit), offset by $1,435,180 in offering costs. As of December 31, 2003, the Partnership has repurchased $12,500 of limited partnership units (50 units at $250 per unit).

(5)      TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES

         (a)      MANAGEMENT FEES

                  The General Partner receives a fee for managing the Partnership equal to 5% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees charged to continuing operations by the General Partner were, $202,376, $206,818 and $205,320 for 2003, 2002 and 2001, respectively.
                  Management fees charged to discontinued operations by the General Partner were $9,252, $48,826 and $51,316 for 2003,
                  2002 and 2001, respectively. Management fees are included as a component of general and administrative expenses in the accompanying statements of operations.

         (b)      REIMBURSEMENTS

                  The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole, and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters' supplies, and expenses, pay television expenses, equipment, and vehicle charges, operating salaries, and expenses, administrative salaries, and expenses, postage, and office maintenance.

                  The amounts billed to the Partnership are based on costs incurred by the General Partner in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the Partnership are reasonable. Amounts charged to continuing operations for these services were $223,336, $230,381, and $200,697, for 2003,
                  2002, and 2001, respectively. Amounts charged to discontinued operations for these services were $14,947, $57,077 and $53,044 in 2003, 2002 and 2001, respectively.

                                                                      Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                            December 31,2003 and 2002

                  The Partnership has entered into operating management agreements with certain affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. The Partnership's continuing operations include $128,723, $160,256, and $152,586, net of payment received, under the terms of these agreements during 2003, 2002, and 2001, respectively. The Partnership's discontinued operations include $11,295, $68,706 and $80,754, net of payment received under the terms of these agreements during 2003, 2002 and 2001, respectively.

                  Northland Cable Service Corporation (NCSC), an affiliate of the General Partner, was formed to provide billing system support to cable systems owned and managed by the General Partner. In addition NCSC provides technical support associated with the build out and upgrade of Northland affiliated cable systems. Cable Ad Concepts, a subsidiary of NCSC, assists in the development of local advertising as well as billing for video commercial advertisements to be cablecast on Northland affiliated cable systems. In 2003, 2002, and 2001, the Partnership's continuing operations include $47,315, $51,083, and $57,645, respectively, for these services. Of this amount, $35,144 and $24,222 were capitalized in 2003 and 2002, respectively, related to the build out and upgrade of cable systems. The Partnership's discontinued operations include $2,852, $31,545, and $35,465 in 2003, 2002 and 2001, respectively, for these services. None of these amounts were capitalized.

         (c)      DUE FROM AFFILIATES

                  The receivable from affiliates consists of the following:

                                             DECEMBER 31
                                       -----------------------
                                        2003             2002
                                       ------           ------
Reimbursable operating costs           $   --           27,859
Other amounts due from
  affiliates, net                          --             (272)
                                       ------           ------
                                       $   --           27,587
                                       ======           ======

         (d)      DUE TO GENERAL PARTNER AND AFFILIATES

                  The payable to the General Partner and affiliates consists of the following:

                                                       DECEMBER 31
                                                    -----------------
                                                     2003       2002
                                                    -------   -------
Management fees                                     $12,914    (5,995)
Reimbursable operating costs                         39,445    35,691
Other amounts due to General Partner
  and affiliates, net                                26,344     5,294
                                                    -------   -------
                                                    $78,703    34,990
                                                    =======   =======

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(6)      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                   DECEMBER 31
                           ---------------------------
                               2003           2002
                           ------------   ------------
Land and buildings         $    110,552        541,116
Distribution plant           10,336,405     12,655,334
Other equipment                 396,767        672,649
Construction in progress        228,670         10,347
                           ------------   ------------
                           $ 11,072,394     13,879,446
                           ============   ============

(7)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses consists of the following:

                            DECEMBER 31
                       -------------------
                         2003        2002
                       --------    -------
Accounts payable       $ 22,448      5,945
Program license fees    112,186    156,894
Pole rental             159,804    123,481
Franchise fees           38,359     75,806
Copyright Fees           20,488     20,211
Property Taxes           10,410     24,611
Other                    17,457     32,209
                       --------    -------
                       $381,152    439,157
                       ========    =======

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(8)      TERM LOAN

         In August 2003, the Partnership agreed to certain terms and conditions with its existing lender and amended its credit agreement. The terms of the amendment extend the maturity of the existing credit agreement to December 31, 2007 and modify the principal repayment schedule to require quarterly principal payments of $200,000 per quarter with the balance due upon maturity. Details of the term loan are as follows:

                                                                                     DECEMBER 31
                                                                               -----------------------
                                                                                  2003         2002
                                                                               ----------    ---------
Term loan, amended and restated on August 11, 2003, collateralized by a first lien position on all present and future assets of the Partnership.
 Interest rates vary based on certain financial covenants; 3.19% as of
 December 31, 2003. Principal payments plus interest are due quarterly until
 maturity on December 31, 2007.                                                $4,457,696    7,970,139
Additional drawdown of the term loan issued under the Company's February 7,
 2003 amended restated term loan, for a new office in LaConner, Washington, collateralized by a first lien position on all present and future assets of the Partnership. This loan was paid off in full upon the sale of the La
 Conner system in March of 2003.                                                       --      243,524
                                                                               ----------    ---------
                                                                               $4,457,696    8,213,663
                                                                               ==========    =========

         Annual maturities of the term loan after December 31, 2003 are as follows:

2004     $  800,000
2005        800,000
2006        800,000
2007      2,057,696
         ----------
         $4,457,696
         ==========

         Under the terms of the loan agreement, the Partnership has agreed to restrictive covenants which require the maintenance of certain ratios, including a Funded Debt to Cash Flow Ratio of no more than 3.75 to 1, a Cash Flow Coverage Ratio of no less than 1.00 to 1, and a limitation on the maximum amount of annual capital expenditures of $1,200,000, among other restrictions. The General Partner submits quarterly debt compliance reports to the Partnership's creditor under this agreement. At December 31, 2003, the Partnership was in compliance with the terms of the loan agreement.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(9)      INCOME TAXES

         Income taxes payable have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

         The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

         There was no taxable income to the limited partners in any of the three years in the periods ended December 31, 2003. Generally, subject to the allocation procedures discussed in the following paragraph, taxable income to the limited partners is different from that reported in the statements of operations principally due to differences in depreciation and amortization expense allowed for tax purposes and the amount recognizable under accounting principles generally accepted in the United States of America. Traditionally, there are no other significant differences between taxable income and net income (loss) reported in the statements of operations.

         The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners' Capital Account. Such excess losses are reallocated to the General Partner (Reallocated Limited Partner Losses). In subsequent years, 100% of the Partnership's net income is allocated to the General Partner until the General Partner has been allocated net income in amounts equal to the Reallocated Limited Partner Losses.

         Under current federal income tax laws, a partner's allocated share of tax losses from a partnership is allowed as a deduction on their individual income tax return only to the extent of the partner's adjusted basis in their partnership interest at the end of the tax year. No losses will be allocated to limited partners with negative basis.

         In addition, current tax law does not allow a taxpayer to use losses from a business activity in which they do not materially participate (a passive activity, e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties, and capital gains. However, such losses can be used to offset income from other passive activities. In addition, disallowed losses can be carried forward indefinitely to offset future income from passive activities. Disallowed losses can be used in full when the taxpayer recognizes gain or loss upon the disposition of their entire interest in the passive activity.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

(10)     COMMITMENTS AND CONTINGENCIES

         (a)      LEASE ARRANGEMENTS

                  The Partnership leases certain office facilities and other sites under leases accounted for as operating leases. Rental expense attributable to continuing operations, related to these leases was $11,700, $11,925, and $12,025, in 2003, 2002, and 2001, respectively. There was no rental expense attributable to discontinued operations, related to these leases in 2003, 2002, or 2001. Minimum lease payments through the end of the lease terms are as follows:

2004            $14,100
2005              4,425
2006              3,300
2007              3,300
2008              3,300
Thereafter       23,400
                -------
                $51,825
                =======

                  The Partnership also rents utility poles in its operations. Generally, pole rentals are cancelable on short notice, but the Partnership anticipates that such rentals will recur. Rent expense incurred for pole rentals attributable to continuing operations for the years ended December 31, 2003, 2002 and 2001 was $106,187, $102,510 and $106,509. Rent expense incurred for pole rentals attributable to discontinued operations for the years ended December 31, 2003, 2002 and 2001 was $3,299, $19,070 and $1,595.

         (b)      EFFECTS OF REGULATION

                  The operation of a cable system is extensively regulated at the federal, local and, in some instances, state levels. The Cable Communication Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act), and the 1996 Telecommunications Act (the 1996 Telecom Act, and, collectively, the Cable Act) establish a national policy to guide the development and regulation of cable television systems. The Federal Communications Commission (FCC) has principal responsibility for implementing the policies of the Cable Act. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change.

                  Cable Rate Regulation - Although the FCC established the rate regulatory scheme pursuant to the 1992 Cable Act, local municipalities, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service called the basic service tier. The basic service tier typically contains local broadcast stations and public, educational, and government access channels. Before a local franchising authority begins basic service rate regulation, it must certify to the FCC that it will follow applicable federal rules. Many local franchising authorities have voluntarily declined to exercise their authority to regulate basic service rates.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                            December 31,2003 and 2002

                  In a particular effort to ease the regulatory burden on small cable systems, the FCC created special rate rules applicable for systems with fewer than 15,000 subscribers owned by an operator with fewer than 400,000 subscribers. The special rate rules allow for a simplified cost-of-service showing for basic service tier programming. All of Northland's systems are eligible for these simplified cost-of-servicc rules, and have calculated rates in accordance with those rules.

                  Electric Utility Entry into Telecommunications and Cable Television - The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Like telephone companies, electric utilities have substantial resources at their disposal, and could be formidable competitors to traditional cable systems. Several of these utilities have been granted broad authority to engage in activities that could include the provision of video programming.

                  Must Carry and Retransmission Consent - The 1992 Cable Act contains broadcast signal carriage requirements. Broadcast signal carriage is the transmission of broadcast television signals over a cable system to cable customers. These requirements, among other things, allow local commercial television broadcast stations to elect once every three years between "must carry" status or "retransmission consent" status. Less popular stations typically elect must carry, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to require a cable system to carry the station. Must carry requests can dilute the appeal of a cable system's programming offerings because a cable system with limited channel capacity may be required to forego carriage of popular channels in favor of less popular broadcast station electing must carry. More popular stations, such as those affiliated with a national network, typically elect retransmission consent, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to negotiate terms (such as mandating carriage of an affiliated cable network or a digital broadcast signal) for granting permission to the cable operator to carry the stations. Retransmission consent demands may require substantial payments or other concessions.

                  Access Channels - Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for public, educational, and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity, up to 15% in some cases, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions, and maximum rates a cable operator may charge for commercial leased access use.

                  Inside Wiring - In an order issued in 1997, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a fee, where this fee is permissible.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                            December 31,2003 and 2002

                  State and Local Regulation - Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits local franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional or renew existing franchises.

                  Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for noncompliance and may be terminable if the franchisee fails to comply with material provisions. The specific terms and conditions of franchises vary materially among jurisdictions. Each franchise generally contains provisions governing cable operations, service rates, franchising fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross cable-related revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

                  Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the local franchising authority may seek to impose new and more onerous requirements, such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Historically, most franchises have been renewed and transfer consents granted to cable operators that have provided satisfactory services and have complied with the terms of their franchise.

(11)     SYSTEM SALE

         On March 11, 2003, the Partnership sold the operating assets and franchise rights of its cable system in and around the community of La Conner, Washington (the "La Conner System"). The La Conner System served approximately 1,600 subscribers, and was sold at a price of approximately $3,200,000 of which the Partnership received approximately $3,000,000 at closing. The sales price was adjusted at closing for the proration of certain revenues and expenses. In addition, approximately $200,000 is being held in escrow and will be released to the Partnership one year from the closing of the transaction, subject to general representations and warranties, and certain post closing adjustments. As of December 31, 2003, $194,871 related to this holdback was reflected as system sale receivable in the accompanying balance sheet. Historically, the Partnership has entered into similarly structured transactions, and collected the amount held in escrow. Substantially all of the proceeds were used to pay down amounts outstanding under the Partnership's term loan agreement. The transaction resulted in the recognition of a gain of $1,336,524, which is included in discontinued operations in the accompanying statements of operations.

         The sale was made pursuant to an offer by Wave Division Networks, LLC, which was formalized in a Purchase and Sale Agreement dated October 28, 2002. Based on the offer made by Wave Division Networks, LLC, management determined that acceptance would be in the best economic interest of the Partnership, and that the sale was not a result of declining or deteriorating operations nor was it necessary to create liquidity or reduce outstanding debt. It is the opinion of management that the Partnership could have continued existing operations and met all obligations as they became due.

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                            December 31,2003 and 2002

         As of December 31, 2002, the transaction was subject to certain closing conditions, including the prospective buyer obtaining and providing evidence of financing sufficient to complete the transaction. As the sale of the assets was not probable, the assets associated with the transaction were considered to be held for use, as defined in SFAS No. 144, at December 31, 2002. In January 2003, the prospective buyer provided the Partnership with evidence of financing and the transaction closed in March 2003 as discussed above.

         The assets and liabilities attributable to the La Conner System as of December 31, 2002 consist of the following:

Cash                                                                     $   71,640
Accounts receivable                                                          16,017
Prepaid expense                                                               1,941
Property and equipment (net of accumulated depreciation of $2,028,616)    1,238,536
Franchise agreements (net of accumulated amortization of $716,725)          682,581
                                                                         ----------
        Total assets                                                     $2,010,715
                                                                         ==========
Accounts payable and accrued expenses                                    $  102,951
Deposits                                                                        561
Subscriber prepayments                                                       46,198
                                                                         ----------
        Total liabilities                                                $  149,710
                                                                         ==========

                                                                     (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
                          Notes to Financial Statements
                           December 31, 2003 and 2002

         In addition, the revenue, expenses and other items attributable to the operations of the La Conner System for the period from January 1, 2003 to March 11, 2003 (the date of the sale of the La Conner System), and for the years ended December 31, 2002 and 2001 have been reported as discontinued operations in the accompanying statements of operations, and include the following:

                                                  2003          2002          2001
                                               ----------    ----------    ----------
Service revenues                               $  185,282       976,537     1,026,324

Expenses:
  Operating (including $5,533, $28,982
     and $38,034 paid to affiliates in 2003,
     2002 and 2001, respectively)                  14,239       102,113        72,072
  General and administrative (including
     $21,352, $107,980 and $95,666 paid to
     affiliates in 2003, 2002 and 2001,
     respectively)                                 54,459       265,946       266,298
  Programming (including $11,461, $69,192
     and $82,939 paid to affiliates in 2003,
     2002 and 2001, respectively)                  66,420       322,362       300,000
  Depreciation and amortization                    30,945       173,897       219,076
                                               ----------    ----------    ----------
            Income from operations                 19,219       112,219       168,878
Other income (expense):
  Interest expense                                (37,161)     (158,204)     (221,943)
  Gain on sale of system                        1,368,887            --            --
                                               ----------    ----------    ----------
            Income (loss) from operations
               of La Conner system, net        $1,350,945       (45,985)      (53,065)
                                               ==========    ==========    ==========

         In accordance with EITF 87-24, Allocation of Interest to Discontinued Operations, the Partnership allocated interest expense to discontinued operations using the historic weighted average interest rate applicable to the Partnership's term loan and approximately $2,956,000 in principal payments, which were applied to the term loan as a result of the sale of the La Conner System.

(12)     SOLICITATION OF INTEREST FROM POTENTIAL BUYERS

         The General Partner has been working with a nationally recognized brokerage firm to solicit interest from potential buyers for the Partnership's cable systems. In September 2003, the broker contacted numerous potential purchasers and solicited their respective expressions of interest. In response to that solicitation, several qualified purchasers have expressed various degrees of interest in purchasing one or more of the cable systems owned by the Partnership. The General Partner is working to further clarify the level of interest of each interested party, with a goal of determining which of those parties is sufficiently committed to a possible purchase of the systems. The General Partner will offer such parties a due diligence review period, which will take place through April of 2004, and anticipates that formal bids will be solicited and received once this process is complete in May of 2004. Any bids received will then be evaluated.